UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2019

CAT9 Group Inc.

(Exact name of Registrant as specified in its charter)

Delaware	333-222288	47-2912810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 1702, Building 2, No. 301, Yunan Avenue, Banan District, Chongqing, China 401320

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

86 023 62984671

(ISSUER TELEPHONE NUMBER)

N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Meihong “Sanya” Qian as Chief Financial Officer and Secretary; Appointment of Suyun Cao as Chief Financial Officer and Secretary

On May 14, 2019, Meihong “Sanya” Qian, Chief Financial Officer and Secretary of CAT9 Group, Inc. (the “Company”) resigned effective as of the same date to pursue other interests.

On May 14, 2019, the Board of Directors of the Company accepted Ms. Qian’s resignation and appointed Suyun Cao as Chief Financial Officer and Secretary, effective May 15, 2019. In his capacity as Chief Financial Officer, and Secretary, Mr. Cao will succeed Ms. Qian as the principal financial officer and principal accounting officer of the Company.

Mr. Cao, age 37, has served the Company’s financial accounting department since June 2018. Prior to joining the Company, Mr. Cao was a director for Chengdu Muzi Scene Decoration Design Co. Ltd and an accounting team manager for PriceWaterhouseCoopers Business Service division in Chengdu, China. He has also been employed as an internal controls and auditor from 2010 to 2012 with Lafarge Shui On Technical Services Co. Ltd. Mr. Cao holds a bachelor’s degree in accounting from Chengdu University of Information Technology.

There are no arrangements or understandings between Mr. Cao and any other persons in connection with his appointment. There are no family relationships between Mr. Cao and any director or executive officer of the Company and Mr. Cao is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
17.1	Resignation Letter from Meihong “Sanya” Qian dated May 14, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAT9 Group Inc.

By: /s/ Wenfa “Simon” Sun

Wenfa “Simon” Sun. President, Chief Executive Officer, and Chairman of the Board of Directors

Dated: May 20, 2019

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